EXHIBIT 99.2


                          SHAREHOLDER'S AGREEMENT

      This SHAREHOLDER'S AGREEMENT (this "Shareholder's Agreement"), dated October 1, 1998, is made by and among Andrew L. Farkas, James A. Aston and Frank M. Garrison (the "Shareholders") and APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation ("AIMCO"). Each of the
Shareholders is a shareholder of Insignia Properties Trust, a Maryland real estate investment trust ("IPT").

      l. On the date hereof, AIMCO has acquired a majority of the issued and outstanding shares of beneficial interest of IPT as a result of the closing of the merger of Insignia Financial Group, a Delaware corporation ("IFG"), with and into AIMCO pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 28, 1998, among IFG, AIMCO and the other parties named therein.

      2. On the date hereof, IPT and AIMCO will enter into the Agreement and Plan of Merger, dated as of October I, 1998 (the "Merger Agreement"), between IPT and AIMCO and providing for the merger of IPT with and into AIMCO on the terms and subject to the conditions set forth therein.

      3. AIMCO is entering into this Shareholder's Agreement in order to induce IPT to enter into the Merger Agreement.

      4. AIMCO hereby agrees that, following a termination of the Merger Agreement pursuant to Section 8.1(b), 8.1(c) (i) or 8.1(c) (iii) with respect to every matter that is submitted to a vote of IPT shareholders at an annual meeting or special matter that is submitted to a vote of IPT share-holders at an annual or special meeting of shareholders, AIMCO will attend such meeting and vote, and will cause its affiliates (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) to attend such meeting and vote, all shares of beneficial interest of IPT held by it or any of them as follows: For the first two annual meetings of IPT following such a termination, in favor of designees of the Continuing
Trustees (as defined in IPT's bylaws) so that such designees constitute a majority of the IPT Trustees, and thereafter in favor of designees of the Continuing Trustees so that such designees constitute one less than a majority of the IPT Trustees; provided, however, that any nominee of the Continuing Trustees (other than a nominee of the Continuing Trustees immediately after the execution of the Merger Agreement) must be reasonably satisfactory to AIMCO.

      5. This Shareholder's Agreement shall remain in effect for as long as AIMCO and any of its affiliates own more than 10% of the IPT shares entitled to vote but shall terminate upon consummation of the Merger.

      6. If for whatever reason any provision of this Shareholder's Agreement is determined to be invalid or unenforceable, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose hereof. If paragraph 4 hereof is determined to be invalid or unenforceable, AIMCO agrees to provide to the Trustees of IPT who are either Trustees immediately prior to the execution and delivery of the Merger Agreement or whose election to the Board of Trustees is designated by such Trustees or their successors (i.e., Trustees that are not AIMCO-nominated Trustees) its proxy to vote its IPT shares. The proxy shall be in form and substance satisfactory to such Trustees, shall have a term of not less than 10 years and shall, being coupled with an interest, state that it is irrevocable.

      7. AIMCO is entering into this Shareholder's Agreement for the benefit of the Shareholders, IPT and for the benefit of all shareholders of IPT other than AIMCO and its affiliates.

      8. (a) This Shareholder's Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to its conflicts of laws provisions.

            (b) This Shareholder's Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (c) This Shareholder's Agreement may not be amended or modified except in writing between the parties hereto.



      IN WITNESS WHEREOF, the parties have executed this Shareholder's Agreement as of the day and year first above written.

                              APARTMENT INVESTMENT AND
                              MANAGEMENT COMPANY



                              By: /s/ Patrick Foye (SEAL)
                                 ----------------------------------------
                                 Name: Patrick Foye
                                 Title: Executive Vice President


                                 /s/ Andrew L. Farkas
                                 ----------------------------------------
                                 Andrew L. Farkas


                                 /s/ James A. Aston
                                 ----------------------------------------
                                    James A. Aston


                                 /s/ Frank M. Garrison
                                 ----------------------------------------
                                 Frank M. Garrison